CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

QMIS TBS Capital Group Corp.

We hereby consent to the use of our report dated January 12, 2021, with respect to the financial statements of Richfield Orion International, Inc., incorporated in the Registration Statement on Form S-1 amendment of QMIS TBS Capital Group Corp. to be filed on about January 12, 2021.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Keith K Zhen CPA

Keith K Zhen CPA

Brooklyn, New York,

January 12, 2021